Exhibit 4.6

Supplemental Agreement to

COMMERCIAL MANAGEMENT AGREEMENT

This commercial management agreement (the "Agreement") is entered into on this 3rd December, 2010 between:

(1)	GOLDEN OCEAN MANAGEMENT (BERMUDA) LTD. (the "Commercial Manager"),

(2)	KNIGHTSBRIDGE TANKERS LIMITED ("KTL"),

(3)	KTL BELGRAVIA I INC. ("Belgravia I"),

(4)	KTL BELGRAVIA II INC. ("Belgravia II"),

(5)	GOLDEN FUTURE INC. ("Future"), and

(6)	GOLDEN ZHEJIANG INC. ("Zhejiang"),

(Belgravia I, Belgravia II, Future and Zhejiang are hereinafter collectively referred to as the "Shipowners", while all of the above are collectively referred to as the "Parties" and, individually, as a "Party").

WHEREAS:

(A)	The Commercial Manager is a wholly owned subsidiary of Golden Ocean Group Ltd.

(B)
The Commercial Manager is a provider of administrative and commercial management services through its own organisation and the organisation of its affiliates, Golden Ocean Management AS and Golden Ocean Management Asia Pte. Ltd., both of which act as its sub-contractors of such services.

(C)	The Commercial Manager specialises in the management of dry bulk vessels.

(D)	Belgravia I, Belgravia II, and Future are all wholly owned subsidiaries of KTL.

(E)	KTL has acquired all of the shares in Zhejiang and Zhejiang has become a wholly owned subsidiary of KTL.

(F)	Belgravia I is the owner of a capesize dry bulk vessel of approx. 170,000 dwt delivered from Daehan Shipyard in Q4/09 and identified as M/V "Belgravia".

(G)	Belgravia II is the owner of a capesize dry bulk vessel of approx. 170,000 dwt delivered from Daehan Shipyard in Q3/09 and identified as M/V "Battersea".

(H)	Future is the owner of a capesize dry bulk vessel of approx. 176,000 dwt delivered from Jinhaiwan Shipyard in Q1/10 and identified as M/V "Golden Future".

(I)	Zhejiang is the owner of a [dry bulk vessel of approx. 176,000 dwt delivered from Jinhaiwan Shipyard in 2010 and identified as M/V "Golden Zhejiang".

(J)	(M/V "Belgravia", M/V "Battersea", M/V "Golden Future", and M/V "Golden Zhejiang" are hereinafter referred to as the "Vessels").

(K)
Pursuant to a Commercial Management Agreement entered into between the Parties (other than Zhejiang) and dated 25 June 2010 (the "Commercial Management Agreement", the Commercial Manager has undertaken the commercial management of the Vessels (other than M/V "Golden Zhejiang").

(L)	KTL has, on behalf of Zhejiang, requested that the Commercial Manager also undertakes the commercial management of the Vessel M/V "Golden Zhejiang " .

(M)	The Commercial Manager has, on the terms hereof, accepted such request.

NOW THEREFORE, the Parties have agreed as follows:

1.	PURPOSE/DEFINITIONS

This Agreement is supplemental to and amends the Commercial Management Agreement.

Terms and expressions used in this Agreement shall have the same meanings as used in the Commercial Management Agreement, unless otherwise stated herein. References in the Commercial Management Agreement to "Shipowners" shall be deemed to include Zhejiang, and references to Vessels shall be deemed to include M/V "Golden Zhejiang".

2.	M/V "GOLDEN ZHEIJIANG"

With effect 27 September 2010 (being the date on which the shares of Zheijiang were transferred to KTL)  the Commercial Manager is appointed as the commercial manager for the purpose of performing the duties and obligations set out in the Commercial Management Agreement also with regard to M/V "Golden Zhejiang".

The appointment of the Commercial Manager, and its overall duties, scope of services, and authority with regard to M/V "Golden Zhejiang" shall be as set out in the Commercial Management Agreement.

3.	GENERALLY

The Parties hereto agree to be bound by the terms of the Commercial Management Agreement, including but not limited to matters relating to relationship to other managers, management fee, incentive arrangements, Commercial Manager's other activities, counter indemnity, and otherwise as provided for in the Commercial Management Agreement.

4.	CONFIDENTIALITY

4.1
The Commercial Manager undertakes, on its own behalf and on behalf of its employees, directors and subcontractors, not to disclose any information relating to the Shipowners or the Vessels to any unauthorised third party unless such person or body needs such information in connection with any contract, agreement or discussion with KTL or such information is generally known.

5.	NOTICES

5.1
All correspondence or notices required or permitted to be given under this Agreement shall be given in English and sent by first class mail, e-mail or telefax (and in case of telefaxes confirmed by airmail letter) or delivered by hand addressed as follows:

If to the KTL:

c/o Frontline Management AS
P.O.Box 1327 - Vika
0112 Oslo
Norway

If to the Commercial Manager:

P.O.Box HM 1593
Par-la-Ville Place
Hamilton HM 08
Bermuda

If to the Belgravia I:

c/o Frontline Management AS
P.O.Box 1327 - Vika
0112 Oslo
Norway

If to the Belgravia II:

c/o Frontline Management AS
P.O.Box 1327 - Vika
0112 Oslo
Norway

If to the Future:

c/o Frontline Management AS
P.O.Box 1327 - Vika
0112 Oslo
Norway

If to the Zhejiang:

c/o Frontline Management AS
P.O.Box 1327 - Vika
0112 Oslo
Norway,

or to such other address as any Party may designate to the other Party in writing.

6.	TERMINATION

6.1
This Agreement may be terminated by either KTL and the Shipowners (on one side), and the Commercial Manager (on the other side) by 3 months' prior written notice to the other side (in the case of notice from the Commercial Manager meaning that it must give notice to KTL and each of the Shipowners.

6.2	On termination of the Agreement, the Commercial Manager shall:

(i)	ensure that all of the Shipowners' files, records, archives and documents in the Commercial Manager's possession are returned to KTL;

(ii)	if requested by KTL, destroy all of the Commercial Manager's own notes and other papers relevant to the Shipowner's activities which content is not publicly known; and

(iii)	if requested by KTL and always against an appropriate fee, provide KTL and the Shipowners with information and assistance for a period of up to 6 months following termination.

7.	DEFAULT

7.1
If the Commercial Manager shall, by any act or omission, be in breach of any material obligation under this Agreement and such breach shall continue for a period of fourteen (14) days after written notice thereof has been given by KTL to the Commercial Manager, KTL shall have the right to terminate this Agreement with immediate effect by written notice to the Commercial Manager.

7.2	The right to terminate this Agreement shall be in addition to and without prejudice to any other rights which KTL and the Shipowners may have against the Commercial Manager hereunder.

7.3
Either Party (being, in this context, KTL and the Shipowners on the one side and the Commercial Manager on the other side) may, forthwith by notice in writing, terminate this Agreement if an order be made or a resolution be passed for the winding up of the other Party or if a received be appointed of the business or property of the other, of if the other shall cease to carry on business or make special arrangement or composition with its creditors or if any event analogous with any of the foregoing occurs under any applicable law.

8.	FORCE MAJEURE

8.1
The Commercial Manager shall be under no liability of any kind or nature whatsoever in the event it should fail to perform any of the Services if such failure is directly or indirectly caused by war, war-like activities, government order, riot, civil commotion, strike or lock-out or similar actions, or act of God or peril of the sea or any other similar cause beyond the Commercial Manager's control.

9.	MISCELLANEOUS

9.1	No Party shall be entitled to assign its rights and/or obligations under this Agreement unless the prior written consent of each of the other Parties has been obtained.

9.2	Nothing in this Agreement shall be deemed to constitute a partnership between the Parties or any of them.

9.3	No term of this Agreement is enforceable by a person who is not a party to it.

9.4	This Agreement shall not be amended, supplemented or modified save by written agreement signed by or on behalf of the Parties.

9.5	The Commercial Manager shall, at its discretion, be entitled to use affiliated companies as its subcontractors in the performance of the Services.

10.	ARBITRATION AND GOVERNING LAW

10.1	This Agreement shall be governed by Norwegian law.

10.2
Any dispute arising out of this Agreement shall be finally determined by arbitration in Oslo according to the Norwegian Arbitration Act. The arbitration board shall consist of one arbitrator appointed by KTL and one appointed by the Commercial Manager and one chairman by the two so chosen. Failing agreement among the arbitrators, the chairman shall be appointed by presiding judge in the Oslo City Court.

For and on behalf of KTL BELGRAVIA I INC. _________________________	For and on behalf of GOLDEN OCEAN MANAGEMENT (BERMUDA) LTD. _________________________

For and on behalf of KTL BELGRAVIA II INC. _________________________

For and on behalf of GOLDEN FUTURE INC. _________________________

For and on behalf of KNIGHTSBRIDGE TANKERS LIMITED _________________________

For and on behalf of

GOLDEN ZHEJIANG INC.